EXHIBIT B - FILE NO. 70-7833


                    NATIONAL FUEL RESOURCES, INC.

                            BALANCE SHEET

                        AT SEPTEMBER 30, 1996
                             (Unaudited)

              ASSETS
                Current Assets:
                Cash                                      $    686,675
                Short Term Investments                       9,674,913
                Accounts Receivable                          2,927,654
                Accounts Receivable-Interco                     42,265
                Reserve for Bad Debts                         (563,610)
                Other Current Assets                           383,671
                                                           -----------
                                                            13,151,568
                                                           -----------

              Property, Plant, and Equipment
                Furniture and Fixtures                          68,582
                Less - Accumulated DD&A                         27,309
                                                           -----------
                                                                41,273
                                                           -----------

              Other Assets:
                Long Term Investments                        1,604,993
                Other Deferred Debits                          104,371
                                                           -----------
                                                             1,709,364
                                                           -----------

                                                           $14,902,205
                                                           ===========

              LIABILITIES
              Current Liabilities:
                Accounts Payable                           $ 2,561,168
                Accrued Liabilities                          1,260,448
                Current Income Taxes-Federal                  (130,664)
                Current Income Taxes-State                     126,109
                Accounts Payable-Intercompany                1,118,905
                Dividends Payable                               35,000
                                                           -----------
                                                             4,970,966
                                                           -----------

              Long Term Liabilities:
                Deferred Income Taxes                         (554,034)
                Miscellaneous Deferred Credits               1,250,370
                                                           -----------
                                                               696,336
                                                           -----------

              Stockholder's Equity:
                Common Stock                                    10,000
                Capital Paid in Excess of Par                3,490,000
                Retained Earnings                            5,909,903
                Retained Earnings - Dividends                 (175,000)
                Total Equity                                 9,234,903
                                                           -----------

                                                           $14,902,205
                                                           ===========